UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2017

J.Crew Group, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 333-175075

Delaware	22-2894486
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

770 Broadway

New York, NY 10003

(Address of principal executive offices, including zip code)

(212) 209-2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01 Entry Into a Material Definitive Agreement.

First Supplemental Indenture

On July 11, 2017, following receipt of the requisite consents in connection with the previously announced exchange offer and consent solicitation that commenced on June 12, 2017 (the “Exchange Offer”), Chinos Intermediate Holdings A, Inc. (the “PIK Notes Issuer”), a direct wholly-owned subsidiary of Chinos Holdings, Inc. (“Parent”), the ultimate parent of J.Crew Group, Inc. (the “Company”), and U.S. Bank National Association, as trustee under the indenture governing the PIK Notes Issuer’s 7.75%/8.50% Senior PIK Toggle Notes due 2019 (the “PIK Notes”), dated as of November 4, 2013 (the “Indenture”), entered into a First Supplemental Indenture to the Indenture to suspend certain of the covenants, restrictive provisions and events of default of the Indenture. Such amendments will become operative only upon settlement of the Exchange Offer.

The foregoing description of the First Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the First Supplemental Indenture, which is as attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 8.01. Other Events.

On July 11, 2017, the Company issued a press release announcing the final results for the previously announced Exchange Offer with respect to the PIK Notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

4.1	First Supplemental Indenture, dated July 11, 2017, between Chinos Intermediate Holdings A, Inc. and U.S. Bank National Association, as trustee.
99.1	Expiration and Final Results Press Release, dated July 11, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

J.CREW GROUP, INC.

Date: July 12, 2017	By:	/s/ MICHAEL J. NICHOLSON
Michael J. Nicholson
President, Chief Operating Officer and Chief Financial Officer

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